United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 9, 2006
Date of report (date of earliest event reported)
MGE ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation)

000-49965 (Commission File Number)	39-2040501 (IRS Employer Identification No.)

133 South Blair Street, Madison, Wisconsin	53703
(Address of Principal Executive Offices)	(Zip Code)
(608) 252-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 9, 2006, MGE Energy, Inc. (the “Company”) entered into a Distribution Agreement (the “Agreement”) with J.P. Morgan Securities Inc. (“JPMS”), which is attached as Exhibit 1.1 hereto. Under the terms of the Agreement, the Company may offer and sell up to 1,500,000 shares of its common stock, par value $1.00 (the “Shares”), from time to time through JPMS as its sales agent or to JPMS as principal. Sales of the Shares, if any, may be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices and in such other manner as agreed upon by the Company and JPMS. JPMS will receive from the Company a commission of 2.0% based on the gross sales price per share for any shares sold to or through it as principal or agent under the Agreement.
The Shares are registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-103659).
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-103659, as noted below:

	Registration
8-K	Statement
Exhibit No.	Exhibit No.	Description
1.1	1.4.1	Distribution Agreement, dated as of November 9, 2006, by and between MGE Energy, Inc. and J.P. Morgan Securities Inc.

5.1	5.1.1	Opinion of Stafford Rosenbaum LLP, regarding the legality of the Shares relating to the Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE ENERGY, INC. (Registrant)
/s/ Jeffrey C. Newman
Jeffrey C. Newman
Vice President and Treasurer

Date: November 9, 2006

EXHIBIT INDEX

	Registration
8-K	Statement
Exhibit No.	Exhibit No.	Description
1.1	1.4.1	Distribution Agreement, dated as of November 9, 2006, by and between MGE Energy, Inc. and J.P. Morgan Securities Inc.

5.1	5.1.1	Opinion of Stafford Rosenbaum LLP, regarding the legality of the Shares relating to the Agreement